

ChromaDex Investor FAQs Fourth Quarter 2018

Nasdaq: **CDXC** | April 8, 2019

STRATEGY

- **What do you mean by "technical feasibility" with respect to the Nestlé Health Science supply and license agreement?**
  - There is a technical feasibility requirement in 2019.
  - The primary technical feasibility requirement is stability in a ready to drink format.
  - ChromaDex and Nestlé are working on solving the issue.
  - We are making good progress and ChromaDex filed provisional patent claims with respect to stability.
- **Are there more supply agreement opportunities like Nestlé in 2019?**
  - We remain open to doing NIAGEN® ingredient deals with companies, so long as these agreements do not conflict with our stated goal of building TRU NIAGEN® into a global consumer supplement brand.
  - We believe that there are other categories like pet foods and infant formula that present new opportunities with blue-chip partners.
  - If there is a compelling economic proposition, we will evaluate it, but good deals take time.
- **Who are your approved third-party distributors of NIAGEN®?**
  - In the past two quarters, we have sold NIAGEN® to Thorne Research and Life Extension
  - These distributors have a long track record of marketing their products based on the science, and target specific customers, including through catalogue sales and health care practitioners.

STRATEGY (continued)

- **How are you addressing counterfeit products?**
  - ChromaDex holds exclusive patent rights to nicotinamide riboside chloride (NIAGEN®).
  - One of our strategic priorities is to protect our intellectual property and to protect the credibility of NR as a safe and efficacious NAD precursor.
  - We test products purporting to contain NR to determine if they contain NR and if so whether the NR is NIAGEN®.
  - In addition, we take action against companies making scientifically unsupported advertising claims.
  - We welcome consumer feedback to help protect the integrity of NR in the marketplace. Please contact us with questions at customercare@truniagen.com.

- **Can we expect endorsements from athletes in 2019?**
  - There is growing interest in TRU NIAGEN® in the sports community, including professional athletes and sports teams.
  - The fitness market broadly is an important demographic for TRU NIAGEN® given the benefits of cellular repair. We intend to introduce more campaigns targeting these consumers.
    - We recently featured Hall of Fame football player, Shannon Sharpe in our campaigns around the Super Bowl.

FINANCIAL

- **What was the split of Amazon versus Truniagen.com sales in Q4 2018? Have you seen faster growth on Truniagen.com?**
  - We have not provided a split between websites, but Amazon is the bigger business.
  - We are focused on optimizing both channels and driving recurring revenue.

REGULATORY/INTERNATIONAL

- **What is the status of regulatory approval in international markets?**
  - We sell in Canada, Hong Kong, Macau, New Zealand, and Singapore.
  - We have marketing claims approved by the Health Sciences Authority in Singapore and we continue to pursue additional claims.
  - We will no longer provide specific expectations on the timing of regulatory approvals since there are too many factors that are outside of our control.
  - In 2019, we are focusing on priority markets for our partners, Watson's and Nestle, including Europe, Japan, Australia and Brazil.
  - These intersections represent the most compelling business opportunities for ChromaDex and its blue-chip partners.
  - In 2019, we are also focusing on a variety of cross border opportunities, particularly in Asian markets, including China and Japan.

SCIENCE

- **What placebo-controlled human studies are underway, and what is being measured**?
  - We finished the fourth quarter with about 170 signed research collaborations.
  - There are more than 100 peer-reviewed publications on the science of NR, of which five are human studies and three of these are placebo-controlled.
  - As of March 29, 2019, there are 33 human studies underway.
  - We are excited about key research areas such as neurological health, cardiovascular health, and obesity.
  - See **Appendix A** for a summary of key statistics and **Appendix B** for the most prominent human clinical research areas for NIAGEN®.

SCIENCE (continued)

- **How do you think about competition from NMN?**
  - Strategically, we remain focused on the market opportunity for TRU NIAGEN® since published scientific data show NR is a safe and more effective way of increasing NAD levels than NMN.
  - NR has five published human clinical studies, while NMN has none.
  - NR uses a unique set of transporters and enzymes to convert directly into NAD within the cell, while multiple studies have shown that NMN is broken down into NR first, outside of cells, before being used to increase NAD.
  - Importantly, NMN is more expensive than NR per mg, which is compounded by the fact that a higher dose of NMN is required to achieve the same impact on NAD levels as NR. We initially released a report on the topic of NMN vs NR in September 2018 and periodically update this as new research emerges (link here).

OTHER

- **What are the implications of the newly issued W.R. Grace patent for ChromaDex?**
  - The crystal morphology patents for Form 1 and Form 2 of nicotinamide riboside chloride were recently issued to W.R. Grace (in Q1 2019).
  - W.R. Grace supplies ChromaDex exclusively with nicotinamide riboside chloride.
  - The patents strengthen the patent portfolio for NR.

NR has Reached the Significant Milestone of **33 Registered Human Studies**(1)

APPENDIX A

Preclinical Research

Human Studies

33 studies are currently registered on clinicaltrials.gov

At least 10 more are in planning and not yet registered

Clinical Health Outcomes

4 published clinical studies of NIAGEN® led the way

New studies are now examining clinically relevant health outcomes

(1) There are 33 ongoing, completed, and published clinical studies currently registered on clinicaltrials.gov to investigate the pharmacokinetics and therapeutic effects of NR alone or in combination with other ingredients. 28 of these use NIAGEN® NR.

ChromaDex TRU NIAGEN

APPENDIX B

Neurological, Cardiovascular Health, and Obesity are the Most Prominent Human Clinical Research Areas for NIAGEN®

	NEUROLOGICAL	CARDIOVASCULAR	OBESITY	OTHER
Human Studies	**34 %**	**28 %**	**19 %**	**19 %**
Conditions Studied	- Parkinson disease - Mild cognitive impairment - Neuropathies - Mild concussion - Ataxia telangiectasia	- Heart failure - Hypertension - Arterial stiffness - Vascular function	- Type 2 diabetes (Insulin sensitivity) - Weight loss - Altered glucose and lipid metabolism - Non-alcoholic fatty liver	- Immunity/Inflammation - Aging - Chronic kidney disease - Sarcopenia

Note: Based on trials listed on clinicaltrials.gov and ChromaDex Material Transfer Agreements – studies in progress or in planning.

Contact Info

Brianna Gerber

Senior Director of FP&A and Investor Relations
T: +1.949.344.3782
BriannaG@chromadex.com
www.chromadex.com